EXHIBIT 99.1

2901 Patrick Henry Drive Santa Clara, CA 95054 Phone: +1-408-938-5200 Fax: +1-408-790-3800 info@echelon.com www.echelon.com

Echelon Reports Third Quarter 2017 Results

---Embedded IoT Sales and Smart Lighting Activity Increase--

Santa Clara, Calif., Nov 2, 2017 - Echelon Corporation (NASDAQ: ELON) today announced financial results for the third quarter ended September 30, 2017.

“After three sequential quarters of increased sales of our embedded Industrial Internet of Things (IIoT) products, we believe LonWorks customers are opting to extend the life of their existing network infrastructure, while collecting critical operational data and introducing additional connectivity technologies over time with minimal disruption,” said Ron Sege, Chairman and CEO. “Concurrent with the addition of our new head of sales, we have seen an increase in connected lighting RFP activity this quarter and the award of a few municipal projects, which we expect to implement and recognize revenue from in the coming quarters. Once again, this quarter we lowered our cost structure as non-GAAP operating expenses decreased 10% year-over-year, resulting in an $0.11 improvement in non-GAAP loss per share over the same quarter last year.”

Financial Highlights

•	Revenues: $7.8 million

•	GAAP Operating expenses $5.2 million; Non-GAAP Operating expenses $5.0 million

•	GAAP Net Loss: $0.9 million; GAAP Net Loss per Share: $0.19

•	Non-GAAP Net Loss: $0.6 million; Non-GAAP Net Loss per Share: $0.14

•	Cash & investments: $21.2 million

Revenues were $7.8 million in the third quarter, down from $8.0 million in the previous quarter and $8.2 million a year ago. The quarter over quarter decrease in revenue was primarily due to the timing of lighting project implementations and new product transitions in our lighting product line.

GAAP gross margin for the quarter was 57.3% compared with 56.4% in the prior quarter and 54.7% a year ago. The sequential increase in margin was a result of product mix and a reduction of indirect costs.

GAAP operating expenses for the quarter were $5.2 million, down from $5.6 million in the previous quarter and the same period last year. Non-GAAP operating expenses for the quarter were $5.0 million, down from $5.3 million last quarter and $5.5 million a year ago. The sequential decrease in operating expenses was predominantly due to reductions in compensation expenses and amounts paid to third party service providers.

GAAP net loss for the quarter was $0.9 million, or $0.19 per share, compared to last quarter’s net loss of $1.4 million, or $0.31 per share, and a net loss of $1.2 million, or $0.28 per share in the same period last year. Non-GAAP net loss for the third quarter was $0.6 million, or $0.14 per share, compared with non-GAAP net loss of $0.9 million, or $0.21 per share in the previous quarter, and $1.1 million, or $0.25 per share a year ago. The decrease in losses was primarily due to improved gross margins and lower operating expenses.

Included in both GAAP and non-GAAP results for the third quarter of 2017 were foreign currency translation losses of $196,000, which were attributable to fluctuations in foreign currency-denominated, short-term intercompany balances. This compares to foreign currency translation losses of $253,000 in the second quarter of 2017 and losses of $74,000 in the third quarter of 2016.

Connected Lighting Highlights

A suburban city in New England selected Echelon’s IoT-enabled, connected streetlight system to intelligently control more than 3,500 LED streetlights A key factor in the selection process was the ability to seamlessly control roadway lighting with wireless connections and decorative lighting with power line communication. This, in addition to the potential for significant energy and maintenance savings, led to Echelon’s winning bid.

In Alberta, Canada, the Calgary Parking Authority selected Echelon's lighting control system for an intelligent, energy saving lighting network in two parking structures. This system includes predictive lighting controls, sensors and management. As cars enter a parking lot, the controls increase lighting levels as the vehicle moves through the parking structure, leading the driver to available parking spaces by lighting the way with ‘direction of travel intelligence’. Additionally, sensors located at pedestrian doors and elevators trigger the networked lighting system to increase illumination for the entire floor and provide a safe and inviting environment as people make their way to and from their cars.

As part of an LED streetlight retrofit program, a Northern California city has placed an order for Echelon's lighting control system including controllers, gateways and central management system to remotely monitor and manage more than 5,700 city streetlights. The city plans to install them over the next few quarters.

Goldendale, Washington, home of the Observatory State Park, chose an Echelon lighting control system as part of its LED upgrade of over 300 streetlights. Echelon’s lighting controls will help to preserve the ‘dark skies’ necessary for the observatory’s optimum viewing performance and could save the municipality up to 75% in energy consumption, resulting in payback in less than four years.

Embedded Highlights

For the third consecutive quarter, embedded sales have grown across a broad base of customer applications ranging from semiconductor manufacturing equipment monitoring, to building automation, HVAC controls, and more. With the drive towards using ‘big data analytics’ to analyze operations and improve business outcomes, companies are recognizing the need to extend and adapt their existing networks to retrieve the valuable data from their systems. Echelon customers are realizing that the tens of millions of LonWorks-powered devices in use today can be tapped into and enhanced to collect this data, while introducing new connectivity technologies over time. This allows them to ‘embrace and extend’ their existing investments rather than risking a ‘rip and replace’ approach. The introduction of Echelon’s multiprotocol IzoT® chip two years ago was a stepping stone on the path to preserving their LonWorks systems, while cost-effectively implementing IIoT applications. We believe this trend may be taking hold and working to Echelon’s benefit, as companies expand into IIoT deployments and leverage LonWorks products’ capability.

Advanced Technology Highlights

Echelon recently received a patent for its weather adaptive lighting control system. The concept was demonstrated in an Echelon deployment earlier this year at White Bear Lake, outside Minneapolis. This system enables cloud-based weather predictive outdoor lighting controls to create optimized lighting for adverse weather conditions and improve visibility and safety.

In a large municipality in New York, a field test of the Echelon InSight™ Cognitive Vision traffic counting and Traffic Adaptive Lighting system was deployed. As part of this project, accuracy tests will be performed and, similar to previous successful pilot projects, Echelon’s traffic counting system is expected to prove as accurate and more cost-effective than other complex existing solutions.

Sales & Marketing Highlights

During the quarter, Echelon hired networking veteran Andy Lovit to lead the Company’s worldwide field organization. With more than 25 years of experience in data communications for both enterprise and carrier applications, we believe Andy will help develop the channels to position Echelon well as the market expands.

Also in the third quarter, Echelon sponsored and/or exhibited at four key conferences: the IES Street and Area Lighting Conference in Austin, TX, the American Public Works Association PWX conference in Orlando, FL, the Energy Services Coalition Market Transformation Conference in Henderson, NV, and the RMA APPA Campus Facilities Conference in Jackson, WY.

Outlook

Echelon’s guidance for the fourth quarter of 2017 is as follows:

•	Total revenues are expected to be in a range of $7.8 million to $8.2 million

•	Gross margin is expected to be in a range of 54.5% to 55.5%

•	GAAP operating expenses are expected to be in a range of $5.5 million to $5.7 million

•	Non-GAAP operating expenses are expected to be in a range of $5.1 million to $5.3 million

•	GAAP loss per share is expected to be between $0.24 and $0.32, based on 4.5 million weighted average shares outstanding

•	Excluding expected non-cash equity compensation charges of $0.09 per share, non-GAAP loss per share is expected to be between $0.15 and $0.23

About Echelon Corporation

For more than 25 years Echelon (NASDAQ: ELON) has pioneered the development of open-standard networking platforms for connecting, monitoring and controlling devices in commercial and industrial applications. With more than 140 million devices installed worldwide, Echelon’s proven, scalable solutions host a range of applications enabling customers to reduce energy and operational costs, improve safety and comfort, and create efficiencies through optimizing physical systems. Echelon is focusing today on two IoT (Internet of Things) market areas: creating smart cities and smart enterprises through connected outdoor lighting systems, and enabling device makers to bring connected products to market faster via a range of IoT-optimized embedded systems. More information about Echelon can be found at www.echelon.com.

Echelon, Echelon logo, InSight, LonWorks, and IzoT are trademarks of Echelon Corporation that are registered in the United States and other countries.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, we have provided in this press release certain measures that have not been prepared in accordance with GAAP. These non-GAAP financial measures consist of (i) non-GAAP net income, which is defined as net income less stock-based compensation expense, adjustments to contingent consideration, restructuring, goodwill impairment, lease termination charges, and income tax effect of reconciling items, and (ii) non-GAAP net income per share, which is defined as non-GAAP net income divided by the fully diluted weighted-average number of shares outstanding.

We use these non-GAAP financial measures internally to analyze our financial results and trends, prepare and approve our annual budget, and develop short- and long-term operating plans. We believe these non-GAAP financial measures are useful to investors as an additional tool to evaluate ongoing operating results and trends. However, it is important to note that these non-GAAP financial measures are not based on any standardized methodology and are not necessarily comparable to similar measures used by other companies. In addition, stock-based compensation expense and other excluded items may have a material impact on our reported financial results. As a result, these non-GAAP financial measures should not be considered in isolation or as a substitute for comparable financial information prepared in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP financial measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

Risk Factors Regarding Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of Section 21A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbor created thereby. Forward looking statements include, without limitation, statements regarding our future financial and operating performance, including our guidance for the fourth quarter of 2017, opportunities for future growth, the size of prospective markets, and our business strategy, plans and objectives. Actual results could differ materially from those projected in our forward-looking statements as a result of a number of risks and uncertainties, including, but not limited to, risks associated with the continued development and growth of markets for Echelon's products; failure to achieve revenue estimates or maintain expense controls; anticipated product performance and value; changes in our headcount growth or the fair market value of our common stock, either of which could impact our ability to estimate our future stock-based compensation expense; circumstances that may delay the time frame for achieving our business outlook; our ability to attract and retain talent; the risk of competition that may arise as the market develops or through consolidations in the industry; the timely development of our products and services and the ability of those products and services to perform as designed and meet customer expectations; the deployment and success of the pilot programs and proof of concepts, including the extent to which they result in follow-on orders; the risk that we do not meet expected or required shipment, delivery or acceptance schedules for our products, which could cause us to incur penalties or additional expenses or delay revenue recognition as a result; and other risks identified in the reports we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

The financial information presented in this release reflects estimates based on information that is available to us at this time. We undertake no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

The condensed consolidated financial statements that follow should be read in conjunction with the notes set forth in our Quarterly Report on Form 10-Q when filed with the Securities and Exchange Commission.

Investor Relations Contact
Annie Leschin
StreetSmart Investor Relations
(415) 775-1788
annie@streetsmartir.com

ECHELON CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2017	December 31, 2016
ASSETS
Current Assets:
Cash and cash equivalents	$7,962	$9,803
Restricted investments	1,250	1,250
Short-term investments	11,974	11,983
Accounts receivable, net	3,062	3,015
Inventories	2,752	2,570
Deferred cost of goods sold	1,247	1,104
Other current assets	1,489	900
Total current assets	29,736	30,625
Property and equipment, net	398	445
Other long-term assets	1,645	1,838
	$31,779	$32,908
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$2,302	$1,697
Accrued liabilities	2,024	2,174
Deferred revenues	4,096	3,671
Total current liabilities	8,422	7,542
Long-term liabilities	679	688
Total stockholders’ equity	22,678	24,678
	$31,779	$32,908

ECHELON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Revenues	$7,817	$8,179	$23,637	$24,887
Cost of revenues (1)	3,337	3,707	10,158	10,927
Gross profit	4,480	4,472	13,479	13,960
Operating expenses:
Product development (1)	2,280	1,963	6,762	6,141
Sales and marketing (1)	1,239	1,570	4,164	4,551
General and administrative (1)	1,656	2,087	5,509	6,295
Total operating expenses	5,175	5,620	16,435	16,987
Loss from operations	(695)	(1,148)	(2,956)	(3,027)
Interest and other income (expense), net	(155)	(57)	(440)	241
Loss before provision for income taxes	(850)	(1,205)	(3,396)	(2,786)
Income tax (benefit)/ expense	2	23	25	80
Net loss	$(852)	$(1,228)	$(3,421)	$(2,866)

Basic and diluted net loss per share	$(0.19)	$(0.28)	$(0.77)	$(0.65)

Shares used in computing net loss per share:
Basic	4,460	4,431	4,447	4,423
Diluted	4,460	4,431	4,447	4,423

(1) Amounts include stock-based compensation costs as follows:
Cost of revenues	$44	$13	$118	$(4)
Product development	117	3	360	43
Sales and marketing	(106)	49	23	(29)
General and administrative	182	49	645	280
Total stock-based compensation expenses	$237	$114	$1,146	$290

ECHELON CORPORATION
RECONCILIATION OF NON-GAAP TO GAAP RESULTS
Excluding adjustments itemized below
(In thousands, except per share amounts)
(Unaudited)
An itemized reconciliation between net earnings on a GAAP basis and non-GAAP basis is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
GAAP net loss	$(852)	$(1,228)	$(3,421)	$(2,866)

Stock-based compensation	237	114	1,146	290
Adjustment to contingent consideration	—	—	—	(318)
Total non-GAAP adjustments to earnings from operations	237	114	1,146	(28)
Income tax effect of reconciling items	—	—	—	—
Non-GAAP net loss	$(615)	$(1,114)	$(2,275)	$(2,894)
Non-GAAP net loss per share:
Diluted	$(0.14)	$(0.25)	$(0.51)	$(0.65)
Shares used in computing net loss per share:
Diluted	4,460	4,431	4,447	4,423

ECHELON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2017	2016

Cash flows provided by (used in) operating activities:
Net loss	$(3,421)	$(2,866)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	334	377
Reduction of allowance for doubtful accounts	(7)	(1)
Increase in accrued investment income	(72)	(30)
Stock-based compensation	1,146	290
Adjustment to contingent consideration	—	(318)
Change in operating assets and liabilities:
Accounts receivable	30	322
Inventories	(182)	285
Deferred cost of goods sold	(118)	(35)
Other current assets	(580)	435
Accounts payable	558	(130)
Accrued liabilities	332	(965)
Deferred revenues	315	364
Deferred rent	(46)	93
Net cash used in operating activities	(1,711)	(2,179)

Cash flows provided by (used in) investing activities:
Purchases of available‑for‑sale short‑term investments	(17,917)	(17,972)
Proceeds from maturities and sales of available‑for‑sale short‑term investments	18,000	23,155
Change in other long‑term assets	25	(63)
Capital expenditures	(72)	(84)
Net cash provided by (used in) investing activities	36	5,036

Cash flows provided by (used in) financing activities:
Repurchase of common stock from employees for payment of taxes on vesting of restricted stock units and upon exercise of stock options	(237)	(42)
Net cash used in financing activities	(237)	(42)

Effect of exchange rates on cash:	71	(19)

Net change in cash and cash equivalents	(1,841)	2,796
Cash and cash equivalents:
Beginning of period	9,803	7,691
End of period	$7,962	$10,487